FORM OF SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this “Agreement”) dated as of November 10th, 2005, by and among Identica Holdings Corporation, a Nevada corporation (the “Holding Company”), Identica Corp., a Canadian corporation (“Identica”), and the stockholders of Identica set forth in Exhibit A hereto (collectively, the “Stockholders”).

R E C I TA L S

A. Holding Company was formed by Identica on November 10th, 2005 as a Nevada corporation for the purpose of entering into this Agreement, and its Board of Directors of Identica is comprised of the same individuals serving on Identica’s Board of Directors. As of the date of this Agreement, Holding Company has not issued any shares of its capital stock, owns no assets, and has not conducted any business.

B.  The parties hereto desire to enter into this Agreement so that the stockholders of Identica shall become the stockholders of Holding Company and Identica shall become a wholly owned subsidiary of Holding Company.

C.  Pursuant to the terms and conditions of this Agreement, the Stockholders, who in the aggregate own all of the outstanding and issued shares of Identica’s capital stock (the “Identica Shares”), shall exchange the Identica Shares for newly issued shares of common stock of Holding Company in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Share shall be converted into one (1) share of common stock of Holding Company.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1  Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below:

(a)  “Claims” means any and all claims, demands or causes of action, relating to or resulting from such Person being a stockholder of Identica.

(b) “Closing” has the meaning given to such term in Section 3.1.

(c)  “Contract” means any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral.

(d)  “Encumbrances” means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

(e) “Exchange Shares” has the meaning given to such term in Section 2.1.

(f)  “Identica Shares” has the meaning given to such terms in the Recitals.

(g)  “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or governmental authority.

(h)  “Securities Act” means the Securities Act of 1933, as amended.

1.2  References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE II
SHARE EXCHANGE

2.1  Share Exchange. Subject to the terms and conditions stated herein, at the Closing:

(a)  each Stockholder shall assign, transfer, convey, and deliver to Holding Company all Identica Shares held by such Stockholder and any and all rights in such shares to which such Stockholder is entitled, and by doing so will be deemed to have assigned all of such Stockholder’s respective right, title and interest in and to all such Identica Shares to Holding Company; and

(b)  in exchange for each Identica Share assigned by such Stockholder to Holding Company, Holding Company shall issue to such Stockholder, and such Stockholder shall accept and acquire from Holding Company, one (1) newly issued share of the common stock of Holding Company (the “Exchange Shares”).

ARTICLE III
CLOSING

3.1  Date and Location of the Closing. The closing (the "Closing") of the transactions contemplated hereunder shall take place at the offices of Identica simultaneously with the execution of this Agreement by all the parties hereto, or at such other time and place as is mutually agreed upon in writing.

3.2 Deliveries. At the Closing,

(a) Identica and the Stockholders shall deliver to Holding Company the following:

(i) stock certificates evidencing all the Identica Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, signature medallion guaranteed, in proper form for transfer to Holding Company;

(ii) any documentary evidence of the due recordation in Identica’s share register of Holding Company’s full and unrestricted title to all of the Identica Shares; and

(iii) such other documents as may be required under applicable law or reasonably requested by Holding Company.

(b) Holding Company shall deliver to each of the Stockholders:

(i) certificates evidencing the Exchange Shares to which each respective Stockholder is entitled to receive hereunder; and

(ii) such other documents as may be required under applicable law or reasonably requested by a Stockholder.

(c) The Exchange Shares issued upon the surrender for exchange of the Identica Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights of the Stockholders pertaining to such Shares. Accordingly, at the Closing the Stockholders shall have no rights in Identica.

3.3  Wholly-Owned Subsidiary. At and after the Closing, the share exchange contemplated hereby will have the effects set forth in this Agreement, and Identica shall become a wholly-owned subsidiary of Holding Company.

3.4   Restrictive Legends. Certificates evidencing the Exchange Shares pursuant to this Agreement may bear the following legend, including without limitation, any legend required by the laws of the jurisdiction in which the Stockholders reside, and any legend required by any applicable law, including without limitation, any legend that will be useful to aid compliance with Regulation D or other regulations adopted by the Securities and Exchange Commission under the Securities Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

As an inducement to Holding Company to enter into this Agreement and to consummate the transactions contemplated herein, each Stockholder represents and warrants to Holding Company as follows:

4.1  Authority. The Stockholder has the right, power, authority and capacity to execute and deliver this Agreement to which it is or will become a party, to consummate the Exchange and the other transactions contemplated hereby and thereby and to perform its respective obligations under this Agreement to which it is or will become a party. Any of the Stockholders that is an entity has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each Stockholder and is enforceable against such Stockholder in accordance with the terms hereof. Each Stockholder has all authorizations and consents necessary for the execution and delivery of this Agreement, and for the performance of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligations of the Stockholders, enforceable against it in accordance with the terms hereof.

4.2 Ownership. Each Stockholder has, and at the Closing will have, (i) good and marketable title to such Stockholder’s respective Identica Shares, free and clear of all Encumbrances, other than any restrictions under the Securities Act and applicable state securities laws and (ii) full legal right and power to sell, transfer and deliver such Identica Shares to Holding Company in accordance with this Agreement. The Identica Shares are the only equity securities of Identica held by each Stockholder. Upon delivery of the Identica Shares to be exchanged to Holding Company in accordance with this Agreement, Holding Company will receive good and marketable title to all the Identica Shares, free and clear of all Encumbrances, other than any restrictions under the Securities Act and applicable state securities laws.

4.3  No Conflict. None of the execution, delivery or performance of this Agreement to which any of the Stockholders is or will become a party, and the consummation of the transactions contemplated hereunder by such Stockholder conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any of its properties or assets pursuant to (i) the terms of any Contract to which he is a party or by which he is bound or to which any of its properties is subject, which conflict, breach, violation or default would adversely affect the Stockholder's ability to perform its obligations hereunder, other than the Shareholders’ Agreement dated August 15, 2005 (the “Shareholders’ Agreement”); (ii) any statute, rule or regulation of any governmental authority having jurisdiction over him or any of his activities or properties; or (iii) the terms of any order of any arbitrator or any governmental authority having such jurisdiction.

4.4  No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other Person is required for the consummation by any of the Stockholders of any of the transactions on its part contemplated under this Agreement, other than the Shareholders’ Agreement which will be modified and amended in accordance with this Agreement and the transactions contemplated hereby.

4.5  Investment. The Stockholders are acquiring the Exchange Shares for investment, for such Stockholder’s own account and not with a view to distribution. The Stockholders acknowledge that the Exchange Shares delivered pursuant to the Exchange will not be registered under the Securities Act and may only be transferred if the shares are eventually registered or if an applicable exemption exists for the transfer under securities laws. The Stockholders understand and acknowledge that the offering of the Exchange Shares pursuant to this Agreement is made on the basis of an exemption from registration pursuant to Section 4(2) and/or Section 3(b) of the Securities Act and Regulations S and D thereunder and that Holding Company's reliance upon such exemption is predicated upon such Stockholder's representations as set forth in this Agreement. The Stockholders acknowledge that due to this lack of registration, there may not be a market for the Exchange Shares.

4.6  Experience. Each of the Stockholders represent that: (a) such Stockholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his prospective investment in the Exchange Shares; and (b) such Stockholder has received all the information he has requested from Holding Company and considers necessary or appropriate for deciding whether to obtain the Exchange Shares.

4.7  Agreements Regarding Company Shares. There are no voting trusts or other Contracts or understandings to which any of the Stockholders is a party with respect to the transfer, Encumbrance, voting or registration of any the Identica Shares and there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Identica, other than as provided for in the Shareholders’ Agreement.

4.8  Full Disclosure. No representation or warranty of the Stockholders in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY

As an inducement to the Stockholders to enter into this Agreement and to consummate the transactions contemplated herein, Holding Company represents and warrants to the Stockholders as follows:

5.1 Organization. Holding Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. As of the date of this Agreement, Holding Company has not issued any shares of its capital stock, owns no assets, and has not conducted any business operations.

5.2  Corporate Power and Authority. Holding Company has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Holding Company and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other corporate action or corporate proceeding on the part of Holding Company is necessary to authorize the execution, delivery, and performance by Holding Company of this Agreement and the consummation by Holding Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holding Company and constitutes the legal, valid and binding obligation of Holding Company, enforceable against Holding Company in accordance with its terms.

5.3  Exchange Shares. The Exchange Shares shall constitute all of the issued and outstanding shares of the common stock of Holding Company on a fully diluted basis. As of the Closing, all of the Exchange Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Stockholders of the certificates representing the Exchange Shares at the Closing, the Stockholders will acquire good and valid title to such shares, free and clear of any Encumbrances, other than restrictions under the Securities Act and applicable state securities laws.

5.4 Full Disclosure. No representation or warranty of Holding Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

ARTICLE VI
ADDITIONAL COVENANTS

6.1  Further Assurances. From time to time whether before, at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

6.2 Release of Claims By the Stockholders. In consideration of the Exchange Shares, from and after the Closing each Stockholder and its respective shareholders, directors, officers, representatives, heirs, executors, successors and assigns (the "Waiving Parties"), hereby releases, waives and forever discharges, any and all Claims, known or unknown, that the Waiving Party ever had, now has or may have against Identica and its officers, directors, employees or agents in connection with or arising out of any act or omission of Identica or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing; provided, however, that nothing in this Section shall be deemed a waiver by the Waiving Parties of any other rights it may have against Identica (i.e., as a debt holder, option or warrant holder or otherwise) or under this Agreement.

ARTICLE VII
INDEMNIFICATION; SURVIVAL

7.1 Indemnification by the Stockholders. Each Stockholder shall indemnify and hold harmless Holding Company and its affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "Holding Company Indemnified Parties"), and shall reimburse the Holding Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of such Stockholder in this Agreement or in any certificate or document delivered by such Stockholder pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by such Stockholder to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by such Stockholder pursuant to this Agreement to be performed by or complied with by such Stockholder.

7.2 Indemnification by Holding Company. Holding Company shall indemnify and hold harmless Identica, the Stockholders, and their affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "Identica Indemnified Parties"), and shall reimburse the Identica Indemnified Parties for, any Damages arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of Holding Company in this Agreement or in any certificate or document delivered by Holding Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by Holding Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by Holding Company pursuant to this Agreement to be performed by or complied with by Holding Company.

7.3 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive for three years from the Closing.

ARTICLE XIII
MISCELLANEOUS

8.1  Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)	If to Holding Company or Identica:

_______________________
_______________________
_______________________
Attn: ___________________

With a copy to:

David Lubin, Esq.
David Lubin & Associates
92 Washington Avenue
Cedarhurst, NY 11516

(2) If to a Stockholder, to the address of such Stockholder as set forth on Exhibit A.

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.2  Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

8.3  Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in ___________, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

8.4 Waiver of any and all Rights to a Trial by Jury. All parties to this Agreement unconditionally, irrevocably and expressly waive all rights to trial by jury in any action, proceeding, suit, counterclaim or cross-claim in any matter (whether sounding in tort, contract or otherwise) in any way arising out of or otherwise relating to this Agreement or the transaction or the relationships established hereunder. All parties confirm that the foregoing waiver of a trial by jury is informed and freely made.

8.5 Entire Agreement. This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

8.6 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

8.7  Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Holding Company, Identica and the Stockholders, in the case of a waiver, by the party waiving compliance.

8.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

8.9 Execution. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Severability.  If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.11  Independent Representation. Each of the parties hereto further acknowledges and agrees that he or it, as the case may be, has been advised by counsel during the course of negotiations leading up to the execution and delivery of this Agreement and had significant input in the development of this Agreement. This Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties have duly executed this Share Exchange Agreement as of the date first above written.

IDENTICA HOLDINGS CORPORATION

By: ___________________________
Name:
Title:

IDENTICA CORP.

By: ___________________________
Name:
Title:

[Remainder of Page Intentionally Omitted; Signatures of Stockholders to Follow]

STOCKHOLDERS’ SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Share Exchange Agreement, dated as of November ___, 2005, by and among Identica Holdings Corporation, Identica Corp., and the stockholders of Identica Corp., to which this signature page is attached, on the date set forth immediately above the undersigned’s signature below, and by doing so agrees to be bound by the terms of such Agreement as a Stockholder (defined therein).

Date:   November ___, 2005

INDIVIDUAL:

___________________________________________________
(Signature)

___________________________________________________
(Print Name)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER:

___________________________________________________
(Name of Entity)

By: ________________________________________________
(Signature)

________________________________________________
(Print Name and Title)

EXHIBIT A

Name of Identica Stockholder	Address	Number of Identica Shares to be Exchanged for Exchange Shares